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                                                                      Exhibit 23




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-56644 and Form S-8 No. 333-86391) pertaining to the Aeroquip-Vickers Savings and Profit Sharing Plan of Eaton Corporation of our report dated June 13, 2002, with respect to the financial statements and schedules of the Aeroquip-Vickers Savings and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


                                                               /s/ Ernst & Young



Cleveland, Ohio
June 26, 2002